Exhibit 10.29
This Promissory Note consolidates, amends, restates and replaces that certain Consolidated, Amended and Restated Revolving Balloon Promissory Note dated January 1, 2008, between Holder and Borrower (defined below) in the amount of Twenty-Five Million United States dollars (US $25,000,000). The unpaid principal and interest on such note as of August 30, 2009, is Thirteen Million Seventy-Nine Thousand Eight Hundred Six United States dollars (US $13,079,806). The original January 1, 2008, promissory note is affixed hereto as an exhibit and has otherwise been cancelled. On October 5, 2009, the Branch Office of Skarbonka sp. z o. o.o wired Nine Million Six Hundred Thirty-Five Thousand Six Hundred Eighty-Three United States dollars (US $9,635,683) of principal and accrued interest thereon through August 30, 2009, to Jasmund Ltd. on behalf of Holder as a partial, repayment of the principal outstanding at August 30, 2009. All interest accrued, but unpaid, in respect to this Promissory Note shall be added to, and capitalized, into principal as of the date of this consolidation, amendment, restatement and replacement and consequently, the outstanding principal balance of this Promissory Note effective as of August 31, 2009, shall be Three Million Four Hundred Forty-Four Thousand One Hundred Twenty-Three United States dollars (US $3,444,123).
PROMISSORY NOTE

US $25,000,000	Effective as of August 31, 2009
FOR VALUE RECEIVED, the undersigned, Imperial Holdings, LLC, a Florida limited liability company (“BORROWER”), promises to pay to the order of AMALGAMATED INTERNATIONAL HOLDINGS, S.A., a Bahamas corporation (hereafter, together with any holder hereof, called “Holder”), at such place as the Holder may designate in writing to BORROWER, in lawful money of the United States of America, and in immediately available funds, the principal sum of the lesser of (i) TWENTY FIVE MILLION US DOLLARS (US $25,000,000) or (ii) the principal amount of advances hereunder as are outstanding and unpaid from time to time, together with interest on the principal balance from time to time outstanding hereunder at per annum rate equal to sixteen and one-half percent (16.5%).
     Interest shall accrue daily on the unpaid principal amount of this Promissory Note and will be calculated on the basis of a 365-day year and the actual number of days elapsed by multiplying the unpaid principal amount by the interest rate, multiplying the product thereof by the actual number of days elapsed and dividing the product so obtained by 365. Unless due earlier pursuant to the terms hereof, the outstanding principal balance hereof and all accrued interest hereunder shall be payable in full by BORROWER at maturity on August 1, 2011, provided that unless Holder provides notice on or prior to the third (3rd) business day prior to August 1, 2011, or any future maturity date that is extended under this provision, demanding payment on such date, the maturity date shall be extended automatically for an additional sixty (60) days.

     This Note is a revolving note and accordingly, BORROWER may borrow up to the face amount of the Note, repay all or any portion of the principal hereunder, and reborrow up to said face amount, subject to the terms and conditions of this Note. Notwithstanding the foregoing or anything else herein to the contrary, all advances by the Holder may be made or withheld in its sole discretion, the exercise of which shall not be subject to review by any court, arbitrator or other third party.
     In no event shall the amount of interest due or payable under this Promissory Note exceed the maximum rate of interest allowed by applicable law and in, the event any such payment is inadvertently paid by BORROWER or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless BORROWER shall notify the Holder in writing that BORROWER elects to have such excess stun returned to it forthwith. It is the express intent of the parties hereto that BORROWER not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by BORROWER under applicable law.
     BORROWER, at its option, may prepay the principal and/or interest evidenced by this Promissory Note, either in whole or in part, at any time without penalty. All interest on the amount so prepaid shall be due and payable with such prepayment. Any partial prepayment shall be applied first to accrued interest and next to principal.
     Each of the following events shall constitute an “Event of Default” under this Promissory Note: (i) failure of BORROWER to pay any principal, interest or other amount due hereunder when due; (ii) any written representation or warranty made at any time by BORROWER to Holder in this Promissory Note or in any other document, instrument, contract or agreement now or hereafter entered into by BORROWER and Holder or executed by BORROWER in favor of Holder shall prove to have been incorrect or misleading in any material respect when made; (iii) a default, event of default or event which with the giving of notice or the passage of time or both would constitute a default, or event of default, shall have occurred under any other document, instrument, contract or agreement now or hereafter entered into by BORROWER and Holder or executed by BORROWER in favor of the Holder, (iv) a, default, event of default or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall have occurred under any document, instrument, contract or agreement now or hereafter entered into that evidences or secures indebtedness of BORROWER, Monte Carlo Securities, Ltd., CTL, Holdings, LLC, or Imperial Life Financing, LLC, or their respective successors or assigns; (V) a final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against BORROWER and such judgment or order, in the Holder’s reasonable opinion, has or will have a materially adverse effect on the financial condition of BORROWER; (vi) BORROWER shall (a) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect); (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (c) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (d) apply for or consent to or fail to contest in a timely and appropriate manner, the appointment of or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (e) be unable to or admit in writing its inability to pay its debts as they become due; (f) make a general assignment for the benefit of creditors; or (g) make a conveyance fraudulent as to creditors under any state or federal law; or (vii) a cast or other proceeding shall be commenced against BORROWER in any court of competent jurisdiction seeking (a) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (b) the appointment of a trustee, receiver, custodian, liquidator or the like for BORROWER or all or any substantial part of the assets, domestic or foreign, of BORROWER,
     Upon the occurrence of an Event of Default (other than an Event of Default described in clause (vi) or (vii) of the definition thereof), any and all of the obligations hereunder, at the option of Holder, and without demand or notice of any kind, may be immediately declared and thereupon shall immediately become in default and due and payable, and Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise; provided, however, notwithstanding the foregoing provision or anything contained in any documents securing the obligations hereunder, BORROWER shall have a period of thirty (30) days after notice of an Event of Default described in clause (i) (v) of the definition thereof to cure such Event of Default before the Holder may exercise its remedies with respect to any of the collateral securing this Promissory Note. Upon the occurrence of an Event of Default described in clause (vi) or (vii) of the definition thereof, any and all of the obligations hereunder, without demand or notice of any kind, shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.
     Time is of the essence of this Promissory Note.
     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, BORROWER hereby authorizes the Holder, at any time or from, time to time, without notice to BORROWER or to any other person or entity, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all indebtedness at any time held or owing by the Holder, to or for the credit or the account of BORROWER, against and on account of all obligations of BORROWER owing hereunder or otherwise to the Holder, irrespective of whether or not the Holder shall have declared any or all of such obligations of BORROWER to be due and payable, and although such obligations shall be contingent or unmeasured.
     BORROWER further agrees that, if any payment made by BORROWER or any other person is applied to this Promissory Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Promissory Note is required to be returned by Holder to BORROWER, its estate, trustee; receiver or any other party under any bankruptcy law, state, or federal law, common law or equitable cause, then, to the extent of such payment or repayment, BORROWER’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing BORROWER’S liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Promissory Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of BORROWER in respect of the amount of such payment (or any lien, security interest or Other collateral securing such obligation).
     BORROWER irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Holder from or on behalf of BORROWER and BORROWER irrevocably agrees that Holder shall have the continuing exclusive right to apply any and all such payments against the then due and owning obligations of BORROWER as Holder may deem advisable.
     BORROWER promises to pay all costs and expenses of collection of this Promissory Note and to pay all reasonable attorneys’ fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Promissory Note or in any appeal thereof.
     No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
     All amendments to this Promissory Note and any waiver or consent of the Holder, must be in writing and signed by the Holder and BORROWER,
     BORROWER hereby waives presentment, demand, notice of dishonor, protests and all other notices whatever,
     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE BAHAMAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     Except as provided below, this Promissory Note may be sold or assigned by the Holder to any other party without restriction, The obligations of BORROWER under this Promissory Note may not be assigned by BORROWER without the prior written consent of the Holder.
     This Promissory Note shall be binding upon the successors and assigns of BORROWER.
     Any notice to be given hereunder shall be in writing, shall be sent to the Holder’s address or BORROWER’S address set forth below its signature hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.
     If any provision of this Promissory Note is declared invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions of this Promissory Note, which shall remain in full force and effect.

     This Promissory Note may only be amended by a written instrument executed by all the Parties hereto.
     If no action is taken by the Holder in connection with any defaults or delayed performance under this Promissory Note, such non-action by the Holder shall not be interpreted as a waiver or a tacit revocation of the Holder’s rights under the Promissory Note.
Portfolio Interest Exemption — Registered Obligation. Interest payable pursuant to this Promissory Note is intended to qualify as portfolio interest under sections 871(h) and 881(c) of the United States Internal Revenue Code of 1986, as amended (the “Code”). All references to the Code and provisions thereof shill also be deemed to include references to successor provisions.
Principal and interest under this Promissory Note are payable only to the registered holder of this Promissory Note, The initial holder is the Holder. This Promissory Note is freely transferable by the holder, bin a transfer of this Promissory Note shall be effective only if the following procedures are observed. If the Promissory Note is to be transferred by the holder, the holder shall surrender the Promissory Note to the Borrower, together with mitten instructions directing the Borrower to reissue the Promissory Note to the transferee. The Borrower shall then record the identity of the transferee in its books and reissue the Promissory Note to the transferee. Any transfer of this Promissory Note that is not made in conformity with the foregoing procedures shall not be valid and shall not be recognized by the Borrower.
The Lender or any subsequent holder agrees that the bolder shall Submit a certificate to the Borrower on a periodic basis certifying, under penalties of perjury, that the beneficial owner is not a U.S. person, or in the case of an individual, that the holder it not a citizen or resident of the United States, and setting forth the name and address of the beneficial owner. Said certification shall be made on forms prescribed by the United States internal Revenue Service for this purpose (presently, Form W-8BBN). If the information on the foregoing certification changes, the beneficial owner hereof shall so inform the maker within five (5) business days.
Failure to comply with the foregoing procedures may cause interest payable pursuant to this Promissory Note to fail to qualify as portfolio interest.
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     IN WITNESS WHEREOF, BORROWER and Holder have executed and delivered this Promissory Note as of the date and year is written above,

IMPERIAL HOLDINGS, LLC
By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
Title:

Address for Notices: 701 PARK OF COMMERCE BLVD., STE, 301 BOCA RATON FL 33487 AMALGAMATED INTERNATIONAL HOLDINGS, S.A,

By:	Its Director, Casanova Holdings, Inc
Title:

By:	/s/ Gilbert A Alard
	Title:	on behalf of Newmark Services Limited Director of Casanova Holdings, Inc.

By:
Title:

Address for Notices: c/o Valdy Administration British Colonial Center of Commerce Ore Bay Street Suite 303 P.O. Box N-7115 Nassau, Bahamas

With copy to Robert Bernstein, Esq. One Independent Drive, Suite 1300 Jacksonville, FL 32203-5017